UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018 (December 10, 2018)

Goldman Sachs Private Middle Market

Credit LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55660	81-3233378
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On December 10, 2018, Goldman Sachs Private Middle Market Credit SPV LLC (“SPV”), a wholly-owned subsidiary of Goldman Sachs Private Middle Market Credit LLC (the “Company”), entered into the second amendment (the “Amendment”) to its senior secured revolving credit facility (the “Revolving Credit Facility”) among SPV, as borrower, the Company, as portfolio manager, State Street Bank and Trust Company, as collateral agent, collateral administrator, securities intermediary and bank, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent, pursuant to which, among other things, (i) the percentage, when multiplied by the net asset value of SPV’s portfolio investments, that determines the maximum borrowing base under the Revolving Credit Facility was reduced to 41% from 45%, (ii) SPV is no longer required to borrow, under the Revolving Credit Facility, 85% of the Financing Commitment (as defined in the Revolving Credit Facility) following an increase in the Financing Commitment, (iii) the administrative agent may classify certain portfolio investments as “Specified Investments,” subject to a 17.5% concentration limit and certain additional eligibility criteria (including that, under such portfolio investment, (x) no financial covenant default has occurred and (y) no financial covenant has been waived and there has been no amendment that resulted in a reduction in rate or principal, postponement of payment, release of guarantees or collateral or changes in pro rata provisions or voting percentages), (iv) the threshold percentages of the net asset value of the portfolio investments securing the Revolving Credit Facility as compared to the advances outstanding under the Revolving Credit Facility (a) that would result in an event of default was increased from 151.51% to 166.66%, and (b) that would result in a market value event (as defined in the Revolving Credit Facility) was increased from 185.185% to 203.25% and (c) that would cure a market value event was also increased from 200% to 244%, and (v) SPV will be required to deliver a certificate certifying compliance with certain covenants and representations and warranties included in the Revolving Credit Agreement and certain certifications about SPV’s quarterly and annual financial statements.

The foregoing description is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1

Second Amendment to Loan and Security Agreement, dated as of December  10, 2018, among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower, Goldman Sachs Private Middle Market Credit LLC, as portfolio manager, State Street Bank and Trust Company, in its capacities as collateral agent, collateral administrator, securities intermediary and bank, and JPMorgan Chase Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit LLC

Date: December 13, 2018	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer